Exhibit 8

WRITTEN CONSENT OF GENERAL PARTNERS

OF RANKIN ASSOCIATES I, L.P.

Pursuant to Section 17-405(d) of the Delaware Limited Partnership Act, the undersigned, being the holders of all of the general partnership interests in Rankin Associates I, L.P., a Delaware limited partnership (“Associates I”), hereby consent in writing to the following resolutions:

RESOLVED, that pursuant to Sections 8.1 and 8.3 of the Second Amended and Restated Limited Partnership Agreement of Rankin Associates I, L.P., dated March 27, 2002 (the “Limited Partnership Agreement”), the undersigned, in the exercise of their reasonable judgment, hereby waive the registration and assurances requirements of Section 8.1 of the Limited Partnership Agreement, and consent to the following transfers of the limited partnership interests in Associates I effective as of December 31, 2012 as contemplated by the letter attached hereto as Annex 1:

1.	From the trust created by the Agreement (the “Agreement”), dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, creating a trust for the benefit of Bruce T. Rankin (the “Trust”) to the BTR 2012 GST Trust for Anne F. Rankin

2.	From the trust created by the Agreement (the “Agreement”), dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, creating a trust for the benefit of Bruce T. Rankin (the “Trust”) to the BTR 2012 GST Trust for Elisabeth M. Rankin

3.	From the trust created by the Agreement (the “Agreement”), dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, creating a trust for the benefit of Bruce T. Rankin (the “Trust”) to the BTR 2012 GST Trust for Matthew M. Rankin

4.	From the trust created by the Agreement (the “Agreement”), dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, creating a trust for the benefit of Bruce T. Rankin (the “Trust”) to the BTR 2012 GST Trust for James T. Rankin

5.	From the trust created by the Agreement (the “Agreement”), dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, creating a trust for the benefit of Bruce T. Rankin (the “Trust”) to the BTR 2012 GST Trust for Thomas P. Rankin

6.	From the trust created by the Agreement (the “Agreement”), dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, creating a trust for the benefit of Bruce T. Rankin (the “Trust”) to the BTR 2012 GST Trust for Clara R. Williams

7.	From the trust created by the Agreement (the “Agreement”), dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, creating a trust for the benefit of Bruce T. Rankin (the “Trust”) to the BTR 2012 GST Trust for Helen R. Butler

WRITTEN CONSENT OF GENERAL PARTNERS

OF RANKIN ASSOCIATES I, L.P.

8.	From the trust created by the Agreement (the “Agreement”), dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, creating a trust for the benefit of Bruce T. Rankin (the “Trust”) to the BTR 2012 GST Trust for Chloe R. Seelbach

9.	From the trust created by the Agreement (the “Agreement”), dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, creating a trust for the benefit of Bruce T. Rankin (the “Trust”) to the BTR 2012 GST Trust for Julia R. Kuipers

10.	From the trust created by the Agreement (the “Agreement”), dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, creating a trust for the benefit of Bruce T. Rankin (the “Trust”) to the BTR 2012 GST Trust for Claiborne R. Rankin, Jr.

RESOLVED, that pursuant to Section 12.7 of the Limited Partnership Agreement, Schedule A and Schedule B of the Limited Partnership Agreement hereby are amended by deleting such schedules in their entirety and replacing them with the Schedules A and B attached hereto as Annex 2;

RESOLVED, that the General Partners of Associates I, and each of them, hereby are authorized, for and on behalf of Associates I, to negotiate, execute, certify, deliver, file and record any and all such other certificates, documents and instruments and do or cause to be done any and all such other acts and things as they, or any of them, may deem necessary or desirable in order to effectuate or implement the intent and purposes of the foregoing resolutions, and that any such certificates, documents or instruments so executed or acts or things done or caused to be done by them, or any of them, shall be conclusive evidence of such General Partner’s or General Partners’ authority to do so;

RESOLVED, that any action as may have been taken or caused to be taken by any of the General Partners of Associates I prior to the date of these resolutions, which action was in connection with or related to the preceding resolutions and for any and all additional certificates, documents and instruments in connection with or related to the matters contemplated by the preceding resolutions hereby is ratified approved and confirmed in all respects; and

RESOLVED, that the General Partners of Associates I be, and each of them hereby are, authorized for and on behalf of Associates I to do or cause to be done any and all such act and things and to execute, deliver, record and file any and all certificates, documents and instruments as any such General Partner may deem necessary, appropriate or desirable to effectuate the foregoing resolutions.

WRITTEN CONSENT OF GENERAL PARTNERS

OF RANKIN ASSOCIATES I, L.P.

Executed as of the 31st day of December, 2012.

/s/ Alfred M. Rankin, Jr.
Alfred M. Rankin, Jr., trustee of Main Trust of Alfred M. Rankin, Jr. created by the Agreement dated, September 28, 2000, as supplemented, amended and restated, General Partner of Rankin Associates I

/s/ Thomas T. Rankin
Thomas T. Rankin, trustee of Main Trust of Thomas T. Rankin, created by the Agreement dated December 29, 1967, as supplemented, amended and restated, General Partner of Rankin Associates I

/s/ Claiborne R. Rankin
Claiborne R. Rankin, trustee of Main Trust of Claiborne R. Rankin, created by the Agreement dated June 22, 1971, as supplemented, amended and restated, General Partner of Rankin Associates I

/s/ Roger F. Rankin
Roger F. Rankin, trustee of Main Trust of Roger F. Rankin, created by the Agreement dated September 11, 1973, as supplemented, amended, and restated, General Partner of Rankin Associates I

Rankin Associates I

Schedule B

Partner Addresses

As Amended December 31, 2012

Name	Mailing Address	Delivery Service
GENERAL PARTNERS
Trust created by the Agreement, dated September 28, 2000, as supplemented, amended and restated, between as supplemented, amended and restated, between creating a trust for the benefit of Alfred M. Rankin, Jr.	Alfred M. Rankin, Jr. 5875 Landerbrook Drive Suite 300 Mayfield Heights, OH 44124	Alfred M. Rankin, Jr. 5875 Landerbrook Drive Suite 300 Mayfield Heights, OH 44124

Trust created by the Agreement, dated December 29, 1967, as supplemented, amended and restated, between Thomas T. Rankin, as trustee, and Thomas T. Rankin, creating a trust for the benefit of Thomas T. Rankin	Thomas T. Rankin 214 Banbury Road Richmond, VA 23221	Thomas T. Rankin 214 Banbury Road Richmond, VA 23221

Trust created by the Agreement, dated June 22, 1971, as supplemented, amended and restated, between Claiborne R. Rankin, benefit of Claiborne R. Rankin	Claiborne R. Rankin 36779 Cedar Road Gates Mills, OH 44040	Claiborne R. Rankin 36779 Cedar Road Gates Mills, OH 44040

Trust created by the Agreement, dated September 11, 1973, as supplemented, amended and restated, between Roger F. Rankin, as trustee, and Roger F. Rankin, creating a trust for the benefit of Roger F. Rankin	Roger F. Rankin PO Box 550 Gates Mills, OH 44040	Roger F. Rankin PO Box 550 Gates Mills, OH 44040

LIMITED PARTNERS
Trust created by the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, creating a trust for the benefit of Bruce T. Rankin	Alfred M. Rankin, Jr. 5875 Landerbrook Drive Suite 300 Mayfield Heights, OH 44124	Alfred M. Rankin, Jr. 5875 Landerbrook Drive Suite 300 Mayfield Heights, OH 44124

Alfred M. Rankin, Jr. 2011 Grantor Retained Annuity Trust	Alfred M. Rankin, Jr.	Alfred M. Rankin, Jr.
	5875 Landerbrook Drive	5875 Landerbrook Drive
	Suite 300	Suite 300
	Mayfield Heights, OH 44124	Mayfield Heights, OH 44124

Trust created by the Agreement, dated December 29, 1989, Helen P. (Rankin) Butler, as trustee, and Helen P. (Rankin) Butler, creating a trust for the benefit of Helen P. (Rankin) Butler	Helen Rankin Butler Gates Mills, OH 44040	Helen Rankin Butler Gates Mills, OH 44040

Rankin Associates I

Schedule B

Partner Addresses

As Amended December 31, 2012

Trust created by the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Clara T. (Rankin) Williams, as trustee, and Clara T. (Rankin) Williams, creating a trust for the benefit of Clara T. (Rankin) Williams	Clara Rankin Williams 1654 North Dayton Street Chicago, IL 60614	Clara Rankin Williams 1654 North Dayton Street Chicago, IL 60614

2012 Helen R. Butler Trust	Helen Rankin Butler	Helen Rankin Butler
	PO Box 477	7575 Old Mill Road
	Gates Mills, OH 44040	Gates Mills, OH 44040

2012 Clara R. Williams Trust	Clara Rankin Williams	Clara Rankin Williams
	1654 North Dayton Street	1654 North Dayton Street
	Chicago, IL 60614	Chicago, IL 60614

2012 Corbin K. Rankin Trust	c/o Thomas T. Rankin, Trustee	c/o Thomas T. Rankin, Trustee
	214 Banbury Road	214 Banbury Road
	Richmond, VA 23221	Richmond, VA 23221

2012 Chloe O. Rankin Trust	c/o Claiborne R. Rankin, Trustee	c/o Claiborne R. Rankin, Trustee
	36779 Cedar Road	36779 Cedar Road
	Gates Mills, OH 44040	Gates Mills, OH 44040

2012 Alison A. Rankin Trust	c/o Roger F. Rankin, Trustee	c/o Roger F. Rankin, Trustee
	PO Box 550	1449 Carpenter Road
	Gates Mills, OH 44040	Gates Mills, OH 44040

BTR 2012 GST Trust for Helen R. Butler	c/o Alfred M. Rankin, Jr., Trustee	c/o Alfred M. Rankin, Jr., Trustee
	5875 Landerbrook Drive	5875 Landerbrook Drive
	Suite 300	Suite 300
	Mayfield Heights, OH 44124	Mayfield Heights, OH 44124

BTR 2012 GST Trust for Clara R. Williams	c/o Alfred M. Rankin, Jr., Trustee	c/o Alfred M. Rankin, Jr., Trustee
	5875 Landerbrook Drive	5875 Landerbrook Drive
	Suite 300	Suite 300
	Mayfield Heights, OH 44124	Mayfield Heights, OH 44124

BTR 2012 GST Trust for Matthew M. Rankin	c/o Thomas T. Rankin, Trustee	c/o Thomas T. Rankin, Trustee
	214 Banbury Road	214 Banbury Road
	Richmond, VA 23221	Richmond, VA 23221

Rankin Associates I

Schedule B

Partner Addresses

As Amended December 31, 2012

BTR 2012 GST Trust for James T. Rankin	c/o Thomas T. Rankin, Trustee 214 Banbury Road	c/o Thomas T. Rankin, Trustee 214 Banbury Road
	Richmond, VA 23221	Richmond, VA 23221

BTR 2012 GST Trust for Thomas P. Rankin	c/o Thomas T. Rankin, Trustee 214 Banbury Road Richmond, VA 23221	c/o Thomas T. Rankin, Trustee 214 Banbury Road Richmond, VA 23221

BTR 2012 GST Trust for Chloe R. Seelbach	c/o Claiborne R. Rankin, Trustee 36779 Cedar Road Gates Mills, OH 44040	c/o Claiborne R. Rankin, Trustee 36779 Cedar Road Gates Mills, OH 44040

BTR 2012 GST Trust for Claiborne R. Rankin, Jr.	c/o Claiborne R. Rankin, Trustee 36779 Cedar Road Gates Mills, OH 44040	c/o Claiborne R. Rankin, Trustee 36779 Cedar Road Gates Mills, OH 44040

BTR 2012 GST Trust for Julia R. Kuipers	c/o Claiborne R. Rankin, Trustee 36779 Cedar Road Gates Mills, OH 44040	c/o Claiborne R. Rankin, Trustee 36779 Cedar Road Gates Mills, OH 44040

BTR 2012 GST Trust for Anne F. Rankin	c/o Roger F. Rankin, Trustee PO Box 550 Gates Mills, OH 44040	c/o Roger F. Rankin, Trustee 1449 Carpenter Road Gates Mills, OH 44040

BTR 2012 GST Trust for Elisabeth M. Rankin	c/o Roger F. Rankin, Trustee PO Box 550 Gates Mills, OH 44040	c/o Roger F. Rankin, Trustee 1449 Carpenter Road Gates Mills, OH 44040